Exhibit 4.7

SMURFIT CAPITAL FUNDING PLC

Issuer

JEFFERSON SMURFIT GROUP PUBLIC LIMITED COMPANY

Guarantor

SMURFIT INTERNATIONAL B.V.

Guarantor

PACKAGING INTERNATIONAL FINANCE

Guarantor

TO

CHEMICAL BANK

Trustee

Indenture

Dated as of November 15, 1995

Guaranteed Debt Securities

PAGE

TABLE OF CONTENTS

PARTIES	1
RECITALS OF THE COMPANY	1
RECITALS OF THE GUARANTORS	1

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.	Definitions:

Act	2
Affiliate	2
Attributable Debt	2
Authenticating Agent	3
Authorized Newspaper	3
Board of Directors	3
Board Resolution	3
Business Day	3
Commission	3
Company	3
Consolidated Net Tangible Assets	3
Corporate Trust Office	4
Corporation	4
Covenant Defeasance	4
Defaulted Interest	4
Defeasance	4
Depositary	4
Event of Default	4
Exchange Act	4
Expiration Date	4
Global Security	4
Group	4
Guarantee	4
Guarantor	4
Holder	4
Indebtedness	5
Indenture	5
Interest	5
Interest Payment Date	5
Investment Company Act	5
Issuer	5
Issuer Request; Issuer Order	5
Lien	5
Material Subsidiary	6
Maturity	6
Notice of Default	6
Officer's Certificate	6
Opinion of Counsel	6
Original Issue Discount Security	6
Outstanding	6
Paying Agent	7

i

SMURFIT CAPITAL FUNDING PLC
JEFFERSON SMURFIT GROUP PUBLIC LIMITED COMPANY

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Act	Indenture Section	Indenture Section
§310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	608 610
§311	(a)	613
	(b)	613
§312	(a)	701 702
	(b)	702
	(c)	702
§313	(a)	703
	(b)	703
	(c)	703
	(d)	703
§314	(a)	704
	(a)(4)	101 1005
	(b)	Not Applicable
	(c)(1)	102
	(c)(2)	102
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	102
§315	(a)	601
	(b)	602
	(c)	601
	(d)	601
	(e)	514
§316	(a)	101
	(a)(1)(A)	502 512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
	(c)	104
§317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§318	(a)	107

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Person	7
Place of Payment	8
Predecessor Security	8
Principal Property	8
Redemption Date	8
Redemption Price	8
Regular Record Date	8
Responsible Officer	8
Restricted Group	8
Restricted Subsidiary	8
Sale and Leaseback Transaction	9
Securities	9
Securities Act	9
Security Register and. Security Registrar	9
Special Record Date	9
Stated Maturity	9
Subsidiary	9
Subsidiary Guarantee	9
Subsidiary Guarantor	9
Trust Indenture Act	9
Trustee	10
Unrestricted Subs	10
U.S. Government Obligation	10
Vice President	10

ARTICLE TWO

SECURITY FORMS

ARTICLE THREE

THE SECURITIES

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.	Satisfaction and Discharge of Indenture	41
SECTION 402.	Application of Trust Money	43

ARTICLE FIVE

REMEDIES

ARTICLE SIX

THE TRUSTEE

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE, ISSUER AND GUARANTORS

SECTION 701.	Issuer and Guarantors to Furnish Trustee Names and Addresses of Holders	60
SECTION 702.	Preservation of Information; Communications to Holders	60
SECTION 703.	Reports by Trustee	60
SECTION 704.	Reports by Issuer and Guarantors	61

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.	Issuer or Any Guarantor May Consolidate, Etc., On Certain Terms	61
SECTION 802.	Successor Substituted	62
SECTION 803.	Assumption by Guarantor or Subsidiary of Issuer’s Obligations	63

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.	Supplemental Indentures Without Consent of Holders	64

ARTICLE TEN

COVENANTS

SECTION 1001.	Payment of Principal, Premium and Interest	68
SECTION 1002.	Maintenance of Office or Agency	68
SECTION 1003.	Money for Securities Payments to be Held in Trust	69
SECTION 1004.	Additional Amounts	70
SECTION 1005.	Statement by Officers as to Default	72
SECTION 1006.	Existence	72
SECTION 1007.	Maintenance of Properties	73
SECTION 1008.	Payment of Taxes and Other Claims	73
SECTION 1009.	Limitations on Liens	73
SECTION 1010.	Limitations on Sales and Leasebacks	75
SECTION 1011.	Waiver of Certain Covenants	75

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.	Applicability of Article	76
SECTION 1102.	Election to Redeem; Notice to Trustee	76
SECTION 1103.	Selection by Trustee of Securities to Be Redeemed	76
SECTION 1104.	Notice of Redemption	77
SECTION 1105.	Deposit of Redemption Price	78
SECTION 1106.	Securities Payable on Redemption Date	78
SECTION 1107.	Securities Redeemed in Part	78
SECTION 1108.	Optional Redemption Due to Changes in Tax Treatment	79

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201.	Applicability of Article	80
SECTION 1202.	Satisfaction of Sinking Fund Payments with Securities	81
SECTION 1203.	Redemption of Securities for Sinking Fund	81

v

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.	Option of Issuer and Guarantors to Effect Defeasance or Covenant Defeasance	82
SECTION 1302.	Defeasance and Discharge	82
SECTION 1303.	Covenant Defeasance	82
SECTION 1304.	Conditions to Defeasance or Covenant Defeasance	83
SECTION 1305.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	85
SECTION 1306.	Reinstatement	86

INDENTURE, dated as of November 15, 1995, among SMURFIT CAPITAL FUNDING PLC, a public limited company duly incorporated under the laws of Ireland (herein called the “Issuer”), having its registered office at IFSC House, Customs House Quay, Dublin 1, Ireland, JEFFERSON SMURFIT GROUP PUBLIC LIMITED COMPANY, a public limited company duly incorporated and existing under the laws of Ireland, having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Company”), SMURFIT INTERNATIONAL B.V., a company organized with limited liability under the laws of The Netherlands, having its registered office at Strawinskylaan 2001, 1077 ZZ(Amsterdam, The Netherlands (“SIBV”), PACKAGING INTERNATIONAL FINANCE, an unlimited company organized under the laws of Ireland, having its registered office at IFSC House, Customs House Quay, Dublin 1, Ireland (“PIF”) (each of the Company, SIBV and PIF may also be herein called a “Guarantor”, and together, the “Guarantors”), and CHEMICAL BANK, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee, (herein called the “Trustee”).

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, hive been done.

RECITALS OF THE GUARANTORS

Each of the Guarantors has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its Guarantee (each, a “Guarantee” and, together, the “Guarantees”), to be issued in connection with each series of Securities to be issued pursuant to this Indenture.

All things necessary to make this Indenture a valid agreement of the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

Article One
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context requires:

(1)          the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)          all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference herein, have the meanings assigned to them therein;

(3)          all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in Ireland at the date of such computation and as applied by the Company;

(4)          unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(5)          the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” shall mean, in connection with a Sale and Leaseback Transaction, the lesser of (a) the fair market value of the real or personal property subject to such transaction, and (b) the present value (discounted according to generally accepted accounting principles at the debt rate implicit in the lease) of the obligations of the lessee for -rental payments during the remaining term of the lease entered into in such transaction.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a Newspaper of general circulation in the relevant area, printed in the English Language and customarily published on each business day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are authorized hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.

“Board of Directors”, when used with reference to the Issuer or a Guarantor, means either the board of directors of the Issuer or such Guarantor, as the case may be, or any duly authorized committee of such board.

“Board Resolution”, when used with reference to the Issuer or a Guarantor, means a copy of a resolution certified, in the case of the Issuer, by the Secretary or an Assistant Secretary of the Issuer or, in the case of a Guarantor, by any Director or the Secretary or an Assistant Secretary of such Guarantor, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment and in New York City are authorized or obligated by law, regulation or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Net Tangible Assets” of the Group means the aggregate amount of consolidated total assets of the Group, after deducting therefrom (a) all liabilities due within one year (other than (x) short-term borrowings and (y) long-term debt due within one year) and (b) all goodwill, tradenames, trademarks, patents and other like intangibles, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of the Company.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate-trust business shall be principally administered, which office at the date of initial execution of this Indenture is located at 450 West 33rd Street, New York, NY 10001.

“Corporation” means a corporation, association, company, joint-stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 1303.

“Defaulted Interest” has the meaning specified in Section 307.

“Default” means the occurrence of any event which with the giving of notice or passing of time will become an Event of Default.

“Defeasance” has the meaning specified in Section 1302.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the United States Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 104.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 204 (or such legend as may be specified as contemplated by Section 301 for such Securities).

“Group” shall mean the Company and its consolidated subsidiaries, collectively.

“Guarantee” means any Guarantee of each Guarantor endorsed on a Security authenticated and delivered pursuant to this Indenture and shall include the Guarantee set forth in Section 205.

“Guarantor” means each of the Persons named as the “Guarantor” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Guarantor” shall include such successor Person.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such-Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, and (v) all Indebtedness of others guaranteed by such Person.

“Indenture” means this instrument as originally executed and as it may from time to time.be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“Interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an instalment of interest on such Security.

“Investment Company Act” means the United States Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer!’ shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, or by any Director and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary or any Director (or an attorney-in-fact of one of these persons), and delivered to the Trustee.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement (other than a title retention agreement arising in the ordinary course of business in respect of the sale of property or assets of any nature to any member of the Restricted Group), any lease in the nature thereof (other than a Sale-and Leaseback Transaction)), or the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar laws relating to the filing or registration of security interests as in effect in any jurisdiction.

“Material Subsidiary” means any Subsidiary that constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated under the U.S. Securities Act of 1933, as amended.

“Maturity”, when used with respect to any Security, means the date on which the_ principal of such Security or an instalment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 501(4) or 507(1).

“Officer’s Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or Vice President, the Treasurer, the Secretary or any Director (or an attorney-in-fact of one of those persons) of the Issuer, or, in the case of a Guarantor, by any Director, the Secretary or the Treasurer of such Guarantor, each delivered to the Trustee. The officer signing an Officer’s Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Issuer or the applicable Guarantor, as the case may be or any person performing similar functions.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or the Guarantors, and who shall be acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)          Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)          Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given-pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)          Securities as to which Defeasance has been effected pursuant to Section 1302; and

(4)          Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Issuer, a Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, a Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, a Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, a Guarantor or of such other obligor.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or any premium or interest on any Securities on behalf of the Issuer and which initially shall be the Trustee.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security.

“Principal Property” means any paperboard, paper or pulp mill or any paper converting plant of the Group but shall not include any plant which in the good faith opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Group.

"Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

"Redemption Price", when used with respect to any Security to be redeemed, means the price at pursuant to this Indenture.

"Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

"Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

"Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any Senior Trust Officer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

"Restricted Group" shall mean the Company, the Issuer and the Restricted Subsidiaries, collectively.

"Restricted Subsidiary" shall mean any Subsidiary, other than an Unrestricted Subsidiary, of the Company or the Issuer, provided that in the event Jefferson Smurfit Corporation (or any successor company) becomes a Subsidiary of the Company, neither it nor any of its Subsidiaries will be Restricted Subsidiaries unless so designated by the Company.

“Sale and Leaseback Transaction” shall mean any sale and leaseback transaction entered into by a member of-the Restricted Group more than 270 days after the acquisition by such-Person of the real or personal property that is sold and leased back in such transaction.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the United States Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee, after consultation with the Issuer pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any instalment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such instalment of principal or interest is due and payable.

“Subsidiary” means with respect to the Issuer, a Guarantor or any Unrestricted Subsidiary, as the case may be, any corporation that is a “subsidiary” thereof pursuant to the definition contained in Section 155 of the Companies Act, 1963 of Ireland. Section 155 provides that a company shall be deemed to be a subsidiary of another if, but only if (a) that other, (i) is a member of it and controls the composition of its board of directors, or (ii) holds more than half in nominal value of its equity share capital, or (iii) holds more than half in nominal value of its shares carrying voting rights (other than voting rights which arise only in specified circumstances); or (b) the first-mentioned company is a subsidiary of any company which is that other’s subsidiary.

“Subsidiary Guarantee” means a Guarantee given pursuant to this Indenture by a Subsidiary Guarantor.

“Subsidiary Guarantor” means any of SIBV and PIF, or any Person substituted for either in accordance with the terms of this Indenture.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the United States Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the United States Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor. Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Unrestricted Subsidiary” shall mean (i) Smurfit Finance Ltd., (ii) any other Subsidiary of the Company that at the time of formation or acquisition by a member of the Group after the date hereof shall be designated as an Unrestricted Subsidiary by the Company and (iii) any Subsidiary of an Unrestricted Subsidiary. The Company may designate any newly acquired or newly formed Subsidiary of it to be an Unrestricted Subsidiary by providing written notice of such designation to the Trustee within 45 days after the formation or acquisition thereof, provided that no Event of Default shall exist immediately prior to, as a result of, or immediately after giving effect to such designation. The Company may also rescind the designation of any Subsidiary of it as an Unrestricted Subsidiary at any time by providing written notice of such rescission to the Trustee provided that no Default or Event of Default shall exist immediately prior to, as a result of, or immediately after giving effect to such rescission. Under no circumstances may a Restricted Subsidiary be designated as an Unrestricted Subsidiary.

“U.S. Government. Obligation” has the meaning specified in Section 1304.

“Vice President”, when used with respect to the Issuer, a Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Issuer or a Guarantor to the Trustee to take or refrain from taking any action under any provision of this Indenture, the Issuer or such Guarantor shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Issuer or such Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1004) shall include,

(1)          a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)          a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or a Guarantor stating that the information with respect to such factual matters is in the possession of the Issuer or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give to execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when-such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section’601) conclusive in favor of the Trustee and the Issuer and the Guarantor, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or a Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

The Issuer and the Guarantors may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Issuer or the Guarantors may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take or revoke the relevant action, whether or not such Holders remain Holders after such record date; provided that no such-action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Issuer or the Guarantors from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set, pursuant to this paragraph, the Issuer or the Guarantors, at their own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given’ to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, or to revoke the same, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and each Guarantor in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other parties hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant -to such appointment with regard to all or any part of such principal amount.

SECTION 105. Notices, Etc., to Trustee, Issuer and Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)          the Trustee by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed or mailed first-class postage prepaid in each case in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trustee Administration, or

(2)          the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, in the case of the Issuer, international air mail postage prepaid and addressed to it at the address of its principal office specified in the first paragraph of this instrument to the attention of the Secretary or at any other address previously furnished in writing to the Trustee by the Issuer and, in the case of each Guarantor, international air mail postage prepaid and addressed to its registered office specified in the first paragraph of this instrument to the attention of its Secretary, or at such other address previously furnished in writing to the Trustee by such Guarantor.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest day (if any), and not earlier that the earliest day (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

SECTION 108. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 109. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 110. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer or any Guarantor shall bind its successors and assigns, whether so expressed or not.

SECTION 111. Separability Clause.

In case any provision in this Indenture or in the Securities or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 112. Benefits of Indenture.

Nothing in this Indenture or in the Securities or the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 113. Governing Law.

This Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the law of the State of New York.

SECTION 114. Saturdays, Sundays and Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall- not be a Business Day at any Place-of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 115. Appointment of Agent for Service.

By the execution and delivery of this Indenture, the Issuer and each Guarantor hereby appoints CT Corporation System as its respective agent upon which process may be served in any legal action or proceeding which may be instituted in any Federal or State court in the Borough of Manhattan, the City of New York, arising out of or relating to the Securities, the Guarantees or this Indenture, but for that purpose only. Service of process upon such agent at the office of such agent at 1633 Broadway, New York, New York 10019, and written notice of said service to the Issuer or such Guarantor by the Person serving the same addressed as provided by Section 105, shall be deemed in every respect effective service of process upon the Issuer or such Guarantor, as the case may be, in any such legal action or proceeding, and the Issuer or such Guarantor hereby submits to the nonexclusive jurisdiction of any such court in which any such legal action or proceeding is so instituted. Such appointment shall be irrevocable so long as the Holders of Securities shall have any rights pursuant to the terms thereof or of this Indenture until the appointment of a successor by the Issuer or such Guarantor with the consent of the Trustee and such successor’s acceptance of such appointment. The Issuer and each Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor.

Article Two

SECURITY FORMS

SECTION 201. Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form=as shall be established by or pursuant ‘to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate instructions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 303 for the authentication and delivery of such Securities.

The Guarantees by the Guarantors to be endorsed on the Securities of each series shall be substantially in the form set forth in Section 205, or as shall be established by or pursuant to a Board Resolution of each Guarantor, or in one or more indentures supplemental hereto, pursuant to Section 301, in each case with such appropriate insertions, omissions, substitutions and other corrections as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the directors or officers delivering such Guarantees, all as evidenced by such delivery.

Any such legends or endorsements not contained in the form of the Security as set forth in Section 202 or 203 or in the form of the Guarantees as set forth in Section 205 shall be delivered in writing or by facsimile to the Trustee.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Face of Security.

SMURFIT CAPITAL FUNDING PLC

[TITLE OF SECURITY]

PAYMENT OF PRINCIPAL[, PREMIUM, IF ANY]

AND INTEREST GUARANTEED BY

JEFFERSON SMURFIT GROUP PUBLIC LIMITED COMPANY,

SMURFIT INTERNATIONAL B.V.

and PACKAGING INTERNATIONAL FINANCE

No.__________________	$__________________

SMURFIT CAPITAL FUNDING PLC, a public limited company duly incorporated under the laws of Ireland (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to_____________________________, or registered assigns, the principal sum of ___________________Dollars on _____________________________[if the Security is to bear interest prior to Maturity, insert: and to pay interest thereon from _____________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on _________________ and ________________ in each year, commencing ______, at the rate of____% per annum, until the principal hereof is paid or made available for payment [if applicable, insert: , provided that any principal and premium, and any such instalment of interest, which is overdue shall bear interest at the rate of Ps per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly-provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _________ or ________(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

If the Security is not to bear interest prior to Maturity, insert: The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security and any overdue premium shall bear interest at the rate of _____% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of _____% per annum (to. the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]

Payment of the principal of (and premium, if any) and [if applicable, insert: any such] interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in __________, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert: ; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

Reference is-hereby made to the further provisions of this Security set-forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

SMURFIT CAPITAL FUNDING PLC

By:
Name:
Title:

Attest:
By:
Name:
Title:

SECTION 203. Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November , 1995 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Issuer, JEFFERSON SMURFIT GROUP PUBLIC LIMITED COMPANY, a public limited company duly incorporated under the laws of Ireland (the “Company”), SMURFIT INTERNATIONAL B.V., a. company organized with limited liability under the laws of The Netherlands (“SIBV”) and PACKAGING INTERNATIONAL FINANCE, an unlimited company organized under the laws of Ireland (“PIF”), (each of the Company, SIBV and PIF may herein be called a - “Guarantor”, and together, the “Guarantors”, which terms include any successor Person under the Indenture referred to herein) and CHEMICAL BANK, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, each Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert:, limited in aggregate principal amount to $__________].

[If applicable, insert: The Securities of this series are subject to redemption upon not less than 30 days’ notice-by mail, [if applicable,- insert: (1) on _________in any year commencing with the year and ending with the year ________ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert: on or after _______ __, 19__], as a whole or in part, at the election of the Issuer, at the following Redemption Prices (expressed as percentages of the principal amount: If redeemed (if applicable, insert: on or before ________, ____%, and if redeemed] during the 12-month period beginning ____________ of the years indicated.

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to _____% of the principal amount, together in the case of any such redemption [if applicable, insert: (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest instalments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert: The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail,(1) on ___________ in any year commencing with the year ____ and ending with the year _______ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert: on or after _____________], as a whole or in part, at the election of the Issuer, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning ________ of the years indicated.

Year	Redemption Price For Redemption Through Operation of the Sinking Fund	Redemption Price For Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to       % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest instalments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture]

(If applicable, insert: Notwithstanding the foregoing, the Company may not, prior to __________, redeem any Securities of this series as contemplated by [if applicable, insert: Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ___% per annum.]

If applicable, insert: The sinking fund for this series provides for the redemption on ________in each year beginning with the year ____ and ending with the year _____of [if applicable, insert: not less than $__________ (“mandatory sinking fund”) and not more than] $ __________ aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert: mandatory] sinking fund payments may be credited against subsequent [if applicable, insert: mandatory) sinking fund payments otherwise required to be made [if applicable, insert: in the inverse order in which they become due].)

The Securities may be redeemed at the option of the Issuer or the Company in whole but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at any time at a Redemption Price equal to the principal amount thereof plus, accrued interest to the date fixed for redemption [if the Security is an Original Issue Discount Security, insert formula for determining amount], if, as a result of any change in or amendment to the laws or any regulations or-rulings promulgated thereunder of the jurisdiction (or any of political - subdivision or taxing authority thereof or therein) in which the Issuer, the Company or any Subsidiary Guarantor is incorporated or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after _____________, (i) the Issuer, the Company or any Subsidiary Guarantor is or would be required on the next succeeding Interest Payment Date to pay additional amounts with respect to the Securities or (ii) the Company or any Subsidiary Guarantor is or would be required to deduct or withhold tax on any payment Ito the Issuer to enable the Issuer to make any payment of principal or interest] in respect of the [Securities], respectively, and the payment of such additional amounts in the case of (i) above, or such deduction or withholding in the case of (ii) above, cannot be avoided by the use of any reasonable measures available to the Issuer, the Company or the relevant Subsidiary Guarantor.

The Securities may also be redeemed in whole, but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption [if the Security is an Original Issue Discount Security, insert formula for determining amount] if the Person formed by a consolidation of the Issuer, the Company or Subsidiary Guarantor or into which the Issuer, the Company or Subsidiary Guarantor is merged or to which the Issuer, the Company or Subsidiary Guarantor conveys, transfers or leases its properties and assets substantially as an entirety is required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any Holder or required to be withheld or deducted from any payment to such Holder as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or any political subdivision thereof or therein) in which such person may be incorporated or organized or any change in the official application or interpretation of, or any execution of or amendment to, any, treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the effective date of such consolidation, merger, conveyance, transfer or lease and such payment of additional amounts or such deduction or withholding cannot be avoided by the use of any reasonable measures available to such Person.

Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

[If the Security is subject to redemption of any kind, insert: In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case, upon compliance with certain conditions set forth in the Indenture.

[If the Security is not an Original Issue Discount Security, insert: If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert: If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to - insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

All payments of the principal of, interest and all other amounts due on this Security in accordance with its terms by the Issuer or in accordance with the Guarantee by the Company or in accordance with the Subsidiary Guarantees by the Subsidiary Guarantors will be made without deduction or withholding for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the jurisdiction of incorporation of the Issuer, the Company or the Subsidiary Guarantors, as the case may be (the “Taxing Jurisdictions”), or any authority thereof or therein having the power to tax unless the withholding or deduction of such taxes or duties is required bylaw. In that event, the Issuer, the Company or such Subsidiary Guarantor, as the case may be, will pay to the Holder of this Security such additional amounts as may be necessary in order that every net payment on this Security, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply if such Holder is liable for such taxes, duties, assessments or governmental charges in respect of this Security by reason of:

(a)         such Holder having some present or former connection with the Taxing Jurisdiction other than being a Holder of this Security;

(b)         the presentation by such Holder of this Security for payment in Ireland;

(c)          the presentation by such Holder of this Security, more than thirty (30) days after the date on which the payment in respect of this Security became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such amounts if it had presented this Security for payment on any day within such period of thirty (30) days;

(d)         any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge; or

(e)         any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of this Security to comply with a request of the Issuer, the Company or any Subsidiary Guarantor addressed to the Holder (a) to provide information concerning the nationality, residence or identity of the Holder or such_ beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(f)          any combination of (a), (b), (c), (d) or (e).

Nor will additional amounts be paid with respect to any payment of the principal of, or any interest on, this Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Issuer’s jurisdiction or the Company’s jurisdiction, as the case may be, to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had-it been the Holder of this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer, the Company and each Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer, the Company or any Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, no Holder of any Security of this series will have the right to institute any proceeding with respect to the Indenture, the Guarantees endorsed hereon, this Security or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25o in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default-as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $___________ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer or exchange, the Issuer, each Guarantor, the Trustee and any agent of the Issuer, each Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204. Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

SECTION 205. Guarantees by Guarantors; Form of Guarantees.

The Guarantors by their execution of this Indenture hereby agree with each Holder of a Security of each series authenticated and delivered by the Trustee, and with the Trustee on behalf of each such Holder and each such Holder, to be unconditionally bound by the terms and provisions of the Guarantees set forth below and authorize the Issuer, in the name and on behalf of each Guarantor, to confirm such Guarantees to the Holder of each such Security by its execution and delivery of each such Security, with such Guarantees endorsed thereon, authenticated and delivered by the Trustee. When delivered pursuant to the provisions of Section 303 hereof, Guarantees so set forth on the Securities shall bind each Guarantor notwithstanding the fact that the Guaranteed do not bear the signature of each Guarantor.

Guarantees to be endorsed on the Securities shall, subject to Section 201, be in substantially the-form set forth below:

GUARANTEES

JEFFERSON SMURFIT GROUP PUBLIC LIMITED COMPANY, a public limited company duly incorporated under the laws of Ireland (the “Company”), having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland, SMURFIT INTERNATIONAL B.V., a company organized with limited liability under the laws of The Netherlands (“SIBV”), having its registered office at Strawinskylaan 2001, 1077 ZZ Amsterdam, The Netherlands and PACKAGING INTERNATIONAL FINANCE, an unlimited company organized under the laws of Ireland- (“PIF”), having its registered office at IFSC House, Customs House Quay, Dublin 1, Ireland (each of the Company, SIBV and PIF may herein be called a “Guarantor”, and together, the “Guarantors” which terms include any successor Person under the Indenture referred to in the Security upon which these Guarantees are endorsed), for value received, each, jointly and severally, hereby unconditionally guarantees to the Holder of the Security upon which these Guarantees are endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable (subject to any period of grace provided with respect thereto), whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In the case of the failure of SMURFIT CAPITAL FUNDING PLC, a public limited company duly incorporated under the laws of Ireland (herein called the “Issuer”, which term includes any successor Person under such Indenture), punctually to make any such payment of principal, premium, if any, or interest or any sinking fund or analogous payment, each Guarantor hereby severally agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

Each Guarantor hereby further agrees that all payments of the principal of, interest and all other amounts due on the Securities in accordance with the Guarantees by the Guarantors will be made without deduction or withholding for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the jurisdiction of incorporation of the respective Guarantors (the “Taxing Jurisdictions”), or any authority thereof or therein having the power to tax unless the withholding or deduction of such taxes or (duties is required by law. In that event, the relevant Guarantor will pay to the Holder of any Security such additional amounts as may be necessary in order that every net payment on such Security, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Security to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply if such Holder is liable for such taxes, duties, assessments or governmental charges in respect of such Security by reason of:

(a)          such Holder having some present or former connection with the Taxing Jurisdiction other than being a Holder of such Security;

(b)         the presentation by such Holder of such Security for payment in Ireland;

(c)          the presentation by such Holder of such Security more than thirty (30) days after the date on which the payment in respect of such Security become due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such amounts if it had presented such Security for payment on any day within such period of thirty (30) days;

(d)         any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge; or

(e)          any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of a Security to comply with a request of the relevant Guarantor addressed to the Holder (a) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(f)          any combination of (a), (b), (c), (d) or (e).

Nor will additional amounts be paid with respect to any payment of the principal of, or any interest on, any Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Issuer’s jurisdiction or the Company’s jurisdiction, as the case may be, to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of such Security.

Each Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by,-any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of each Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502 of such Indenture. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that these Guarantees will not be discharged except by payment in full of the principal of, premium, if any, and interest on such Security.

Each Guarantee is limited to the maximum amount that will result in the obligations of the relevant Guarantor not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Each Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Issuer in respect of any amounts paid to such Holder by such Guarantor pursuant to the provisions of these Guarantees, provided, however, that such Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Securities of the same series issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of these Guarantees or of such Indenture shall alter or impair the guarantee of each Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, and any sinking fund or analogous payments with respect to, the Security upon which these Guarantees are endorsed.

These Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in these Guarantees which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

These Guarantees shall be deemed to be contracts made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Executed and dated the date of the Security on which these Guarantees are endorsed.

JEFFERSON SMURFIT GROUP PUBLIC LIMITED COMPANY

By:

Name:

Title:

SMURFIT INTERNATIONAL B.V.

By:

Name:

Title:

PACKAGING INTERNATIONAL FINANCE

By:

Name:

Title:

SECTION 206. Form of Trustee’s Certificate of Authentication

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CHEMICAL BANK

As Trustee

By:

Authorized Officer

Article Three

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution of the Issuer and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate of the Issuer, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1)           the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2)           any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3)           the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4)           the date or dates on which the principal of any Securities of the series is payable;

(5)           the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(6)           the place or places where, subject to the provisions of Section 1002, the principal of and any premium and interest on any Securities of the series shall be payable, Securities of the series may be surrendered for exchange and notices and demands to or upon the Issuer or any Guarantor in respect of any Securities of the series and this Indenture may be served;

(7)           the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Issuer or any Guarantor (including the period referred to in Section 1108) and, if other than by a Board Resolution, the manner in-which any election by the Issuer or any Guarantor to redeem the Securities shall be evidenced;

(8)           other than with respect to any redemption of Securities pursuant to Section 1108, the obligation, if any, of the Issuer to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Issuer or the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)           if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(10)         if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(11)         if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(12)         if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Issuer or any Guarantor or a Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13)         if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(14)         if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15)         the forms of the Securities of the series, if other than the form set forth in Article Two;

(16)          if applicable, that the Securities of the series, in whole or in any specified part, shall be defeasible pursuant to Section 1302 or Section 1303 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(17)         if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 204 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(18)         any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

(19)         any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series;

(20)         if additional amounts, pursuant to Section 1004, will be payable by the Issuer or any Guarantor; and

(21)         any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto.

If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution of the Issuer, a-copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

SECTION 302. Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

The Securities and each Guarantee shall be executed on behalf of the Issuer or the applicable Guarantor, as the case may be, by its Chairman of the Board, its Vice Chairman of the Board, its President, one of its Vice Presidents, its Treasurer or any Director, and attested by its Secretary, one of its Assistant Secretaries or any Director. The signature of any of these officers on the Securities or the Guarantees may be manual or facsimile. The Securities and the Guarantees may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts of each of the Securities and the Guarantees shall together constitute but one and the same instrument.

Securities or Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers or directors of the Issuer or a Guarantor, as the case may be, shall bind the Issuer or such Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or the delivery of such Guarantee or did not hold such offices at the date of such Securities or Guarantee.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer, having endorsed thereon Guarantees, to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with said Issuer Order shall authenticate and deliver such Securities having such Guarantees endorsed thereon. If the form or terms of the Securities of the series and the Guarantees have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities and Guarantees and accepting the additional responsibilities under this Indenture in relation to such Securities and Guarantees, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

(1)           that such forms have been established in conformity with the provisions of this Indenture;

(2)           that such terms have been established in conformity with the provisions of this Indenture; and

(3)           that such Securities and Guarantees, when authenticated and delivered by the Trustee and issued by the Issuer and the Guarantors in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer and each Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the second preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Issuer Order and Opinion of Counsel otherwise required pursuant to such second preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security or Guarantee shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially` in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security and Guarantee has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, _shall constitute due delivery of each Guarantee endorsed thereon on behalf of each Guarantor.

SECTION 304. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities and having endorsed thereon the Guarantee of each Guarantor, substantially of the tenor of the definitive Guarantees in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their- execution of such Securities.

If temporary Securities of any series are issued, the Issuer will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series ‘Upon surrender of the temporary Securities of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount which have endorsed thereon the Guarantee of each Guarantor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

SECTION, 305. Registration, Registration of Transfer and Exchange.

The Issuer shall cause to be kept at the Corporate Trust Office of-the Trustee a register (the register maintained in such office or in any other office or agency of the Issuer in a Place of Payment being herein sometimes referred to as the “Security Register”) in which, subject-to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Issuer in a Place of Payment for that series, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, each such Security having endorsed thereon the Guarantee of each Guarantor.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, each such Security having endorsed thereon the Guarantee of each Guarantor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer and each Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and Guarantees surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Issuer shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1)           Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2)           Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or (ii) at any time has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (C) the Issuer executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Securities shall be so exchangeable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

(3)           Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4)           Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount having endorsed thereon a Guarantee and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer, each Guarantor and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer, any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount having endorsed thereon Guarantees and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer and each Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture and the Guarantees equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and, at the option of the Issuer, may be paid by check mailed to the address of the Person entitled thereto as it appears in the Security Register.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in Clause (1) or (2) below:

(1)           The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same-time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee, after consultation with the Issuer, shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having being so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)           The Issuer may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of each securities exchange on which such Securities may be listed, and upon such notice as may be required by any such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuer, each Guarantor, the Trustee and any agent of the Issuer, each Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 305 and Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, any Guarantor, the Trustee nor any agent of the Issuer, any Guarantor or the Trustee shall be affected by notice to the contrary.

SECTION 309. Cancellation.

All Securities surrendered_ for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer or any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer or such Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuer has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by an Issuer Order, and the Trustee will deliver to the Issuer its certificates evidencing such disposition.

SECTION 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Article Four

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall upon Issuer Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and the obligation of the Issuer or any Guarantor to pay any additional amounts as contemplated by Section 1004), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)           either

(A)        all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer or any Guarantor and thereafter repaid to the Issuer or such Guarantor or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)         all such Securities not theretofore delivered to the Trustee for cancellation

(i)          have become due and payable, or

(ii)         will become due and payable at their Stated Maturity within one year, or

(iii)        are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)           the Issuer or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(3)           the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and each Guarantor to the Trustee under Section 607, the obligations, if any, of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

Article Five

REMEDIES

SECTION 501. Events of Defaults.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)          default in the payment of any interest on any Security of that series when it becomes due and payable, continued for a period of 30 New York City Business Days; or

(2)           default in the payment of the principal of or any premium on any Security of that series when due continued for three New York City Business Days; or

(3)          default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series or beyond any period of grace provided with respect thereto; or

(4)          default in the performance, or breach, of any covenant or warranty of the Issuer or any Guarantor in this Indenture or the Guarantees (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of another series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer and the Company by the Trustee or to the Issuer, the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)          any event of default with respect to Indebtedness of the Issuer, the Company or-any Material Subsidiary, whether such indebtedness now exists or shall hereafter be created, shall occur and shall result in such Indebtedness in principal amount in excess of $35,000,000 (or its equivalent in another currency), pursuant to the terms of the instrument or instruments under which it was issued, becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(6)          the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer, the Company or any*Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Issuer, the Guarantor or any Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking the involuntary reorganization,-arrangement, adjustment or composition of or in respect of the Issuer, the Company or any Material Subsidiary under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, the Company or of any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(7)          the commencement by the Issuer, the Company or any Material Subsidiary of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer, the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any one of them, or the filing by any one of them of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by any one of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, the Company or any Material Subsidiary or of any substantial part of the property of any one of them, or the making by any one of them of an assignment for the benefit of creditors, or the admission by any one of them in writing or by facsimile of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer, the Company or any Material Subsidiary in furtherance of any such action; or

(8)          any other Event of Default provided with respect to Securities of that series.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(6) or 501(7) with respect to the Issuer or any Guarantor hereunder) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Issuer and the Guarantors (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 501(6) or 501(7) with respect to the Issuer or any Guarantor hereunder occurs with respect to Securities of any series at the time Outstanding, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to-Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Issuer, each Guarantor and the Trustee, may rescind and annul such declaration and its consequences if

(1)          the Issuer or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay

(A)        all overdue interest on all Securities of that series,

(B)         the principal of (and premium, if any, on) any Securities .of that series which have become due otherwise than by such declaration of acceleration and any interest accrued thereon at the rate or rates prescribed therefor in such Securities,

(C)         to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D)        all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel;

and

(2)          all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if

(1)          default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 New York City Business days, or

(2)          default is made in the payment of the principal of (or premium, if any, on) any Security and such default continues for three New York City Business Days,

the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Issuer, any Guarantor or any other obligor upon the Securities, or the property of the Issuer, any Guarantor or other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any. Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD: To the payment of the balance, if any, to the Issuer or any other Person or Persons, including any Guarantor, legally entitled thereto.

SECTION 507. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Guarantees, the Securities or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)          such Holder has previously given written notice to the Trustee of a continuing Event of Default-with respect to the Securities of that series specifying such Event of Default and stating that such notice is a “Notice of Default” hereunder;

(2)          the Holders of not less than 25t in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)          such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)          the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)          no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to (any determination in such proceeding, the Issuer, each Guarantor, the Trustee and the Holders shall be restored severally and--respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(1)          such direction shall not be in conflict with any rule of law or with this Indenture and shall not involve the Trustee in personal liability, and

(2)          the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may, by written notice to the Trustee, on behalf of the Holders of all of the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1)          in the payment of the principal of or any premium or interest on any Security of such series, or

(2)          in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court or require such an undertaking or to make such an assessment in any suit instituted by the Issuer or any Guarantor, in any suit instituted by the Trustee, in any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or in any suit instituted by any Holder for the enforcement of the payment of the principal of or any premium or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 515. Waiver of Usury, Stay or Extension Laws.

The Issuer and each Guarantor hereby covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor hereby (to the extent that it may lawfully do so) expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article Six

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such right or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1)          the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)          any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Issuer Request or Issuer Order, as the case may be, and any resolution of the Board of Directors of the Issuer or any Guarantor shall be sufficiently evidenced by a Board Resolution of the Issuer or such Guarantor, as the case may be;

(3)          whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(4)          the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder and in good faith and in reliance thereon;

(5)          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it-by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer or each Guarantor, personally or by agent or attorney, provided, that the Trustee shall not be entitled to such information which the Issuer or any Guarantor is prevented from disclosing as a matter of law or contract; and

(7)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer or each Guarantor, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Securities or the proceeds thereof. The Trustee shall not be _charged with knowledge of any Event of Default hereunder unless (i) a Responsible Officer of the Trustee assigned to its Corporate Trustee Administration Department shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof in accordance with Section 105 from the Issuer, any Guarantor or any Holder.

SECTION 605. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Issuer or each Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Issuer and the Guarantors with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer or any Guarantor, as the case may be.

SECTION 607. Compensation and Reimbursement.

The Issuer and each of the Guarantors jointly and severally agree:

(1)          to pay to the Trustee from time to time such compensation as may be agreed with the Company for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)          except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)          to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise of performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Issuer and the Guarantors under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, or interest, if any, on particular Securities.

SECTION 608. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

SECTION 609. Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the Borough of Manhattan, The City of New York, New York. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuer and the Guarantors. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a. successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Issuer and the Guarantors.

If at any time:

(1)          the Trustee shall fail to comply with Section 608 after written request therefor by the Issuer or any Guarantor or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)          the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Issuer or any Guarantor or by any such Holder, or

(3)          the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its, property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, (A) the Issuer by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more of all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuer and the Guarantors and the retiring. Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others - similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer, to the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer, any Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such success Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer, any Guarantor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Issuer and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Issuer or Any Guarantor.

If and when the Trustee shall be or become a creditor of the Issuer or any Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer or such Guarantor (or any such other obligor).

SECTION 614. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents-with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision to examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, -the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become invested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

Except with respect to Authenticating Agents appointed at the request of the Issuer, the Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned indenture.

CHEMICAL BANK

As Trustee

By:

As Authenticating Agent

By:

Authorized Officer

If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Issuer wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Issuer in writing (which writing need not comply with Section 102 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section and such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Issuer with respect of such series of Securities.

Article Seven

HOLDERS LISTS AND REPORTS BY TRUSTEE, ISSUER AND GUARANTORS

SECTION 701. Issuer and Guarantors to Furnish Trustee Names and Addresses of Holders.

The Issuer and the Guarantors will furnish or cause to be furnished to the Trustee

(1)          semi-annually, not later than 15 days after each Regular Record Date in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of such Regular Record Date, and

(2)          at such other times as the Trustee may request in writing within 30 days after the receipt-by the Issuer or any Guarantor of any such request, a list of similar form and content as of the date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Issuer, the Guarantors and the Trustee that neither the Issuer, any Guarantor nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July - 15 in each calendar year, commencing in July 15, 1996, each such report to be as of the May 15 prior thereto.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission, with the Issuer and with the Guarantors. The Company will notify the Trustee in writing or by facsimile when any Securities are listed on any stock exchange.

SECTION 704. Reports by Issuer and Guarantors.

The Issuer and the Guarantors shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

Article Eight

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Issuer or Any Guarantor May Consolidate, Etc., On Certain Terms.

The Issuer or any Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)          the Person formed by such consolidation or into which the Issuer or such Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Issuer or such Guarantor substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, in case of the Issuer, the due and punctual payment of the principal of and any premium and interest (including all additional amounts, if any payable pursuant to. Section 1004 and subsection (3) below) on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Issuer to be performed or observed and, in the case of any Guarantor, the due and punctual performance of the relevant Guarantee and the performance of every covenant of this Indenture on the part of such Guarantor to be performed or observed;

(2)          immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Issuer or any Guarantor as a result of such transaction as having been incurred by the Issuer or such Guarantor at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(3)          the Person formed by such consolidation or into which any Guarantor is merged or to whom the Issuer or any Guarantor has conveyed, transferred or leased its properties or assets substantially as an entirety agrees to indemnify the Holder of each Security against (a) any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease; and (b) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease;

(4)          if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Issuer or any Guarantor would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Issuer, such Guarantor or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

(5)          the Issuer or any Guarantor, as the case may be, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802. Successor Substituted.

Upon any consolidation of the Issuer or any Guarantor with, or merger of the Issuer or any Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer or any Guarantor substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Issuer or such Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Issuer or such Guarantor herein, as the case may be, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

SECTION 803. Assumption by Guarantor or Subsidiary of Issuer’s Obligations.

Any Guarantor or any Subsidiary of any Guarantor may assume the obligations of the Issuer (or any Person which shall have previously assumed the obligations of the Issuer) for the due and punctual payment of the principal of (and premium, if any), interest on and any other payments with respect to the Securities and the performance of every covenant of this Indenture and the Securities on the part of the Issuer to be performed or observed, provided that:

(1)          Such Guarantor or such Subsidiary, as the case may be, shall expressly assume such obligations by an indenture supplemental hereto, in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee and if such Subsidiary or any Guarantor assumes such obligations, each Guarantor or each other Guarantor, as the case may be, shall, by such supplemental indenture, confirm that its Guarantees shall apply to such Subsidiary’s or Guarantor’s obligations under the Securities and this Indenture, as modified by such supplemental indenture;

(2)          Such Guarantor or such Subsidiary, as the case may be, shall agree in such supplemental indenture, to the extent provided in the Securities and subject to the limitations and exceptions set forth below, that if any deduction or withholding for any taxes, assessments or other. governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which such Guarantor or such Subsidiary is incorporated shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by such Guarantor or such Subsidiary, as the case may be, to a Holder, such Guarantor or such Subsidiary, as the case may be, will pay to the Holder such additional amounts as may be necessary in order that the net amounts paid to the Holder of such Security, after such deduction or withholding, shall not be less than the amount specified in such Security to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply if such Holder is liable for such taxes, duties, assessments or governmental charges in respect of such Security by reason of:

(a)          such Holder having some present or former connection with the Taxing Jurisdiction other than being a Holder of such Security;

(b)          the presentation for payment in Ireland;

(c)          the presentation more than thirty (30) days payment in respect of such or provided for, whichever that the Holder would have by such Holder of such Security by such Holder of such Security, after the date on which the Security became due and payable is later, except to the extent been entitled to such amounts if it had presented this Security for payment on any day within such period of thirty (30) days;

(d)          any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge; or

(e)          any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of such Security to comply with a request of such Guarantor or such Subsidiary addressed to the Holder (a) to provide information -concerning the nationality, residence or identity of the Holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(f)           any combination of (a), (b), (c), (d) or (e).

Nor will additional amounts be paid with respect to any payment of the principal of, or any interest on, such Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of such Guarantor’s jurisdiction or such Subsidiary’s jurisdiction, as the case may be, to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of this Security.

Upon any such assumption, such Guarantor or such Subsidiary shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Guarantor or such Subsidiary had been named as the “Issuer” herein, and the Person named as the “Issuer” in the first paragraph of this instrument or any successor Person which shall theretofore have become such in the manner prescribed in this Article shall be released from its liability as obligor upon the Securities.

Article Nine

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Issuer, when authorized by a Board Resolution, each Guarantor, when-authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)          to evidence the succession of another Person to the Issuer or any Guarantor and the assumption by any such successor of the covenants of the Issuer or of such Guarantor herein and in the Securities or Guarantees; or

(2)          to add to the covenants of the Issuer or the Guarantors for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuer or the Guarantors; or

(3)          to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4)          to add to or change the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; provided that any such action shall not adversely affect the interests of the Holders of any Securities of any series in any material respect; or

(5)          to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither =(i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(6)          to secure the Securities; or

(7)          to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

(8)          to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administrative of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

(9)          to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (9) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

SECTION 902. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the-Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuer, the Guarantors and the Trustee, the Issuer, when authorized by a Board Resolution, each Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)          change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Issuer or the Guarantors to pay additional amounts pursuant to Section 1004 (except as contemplated by Section 801(1) and permitted by Section 901(1)), or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section’502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2)          reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)          change any obligation of the Issuer or the Guarantors to maintain an office or agency in the places and for the purposes specified in Section 1002, or

(4)          modify any of the provisions of this Section, Section 513 or Section 1011, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” , and concomitant changes in this Section and Section 1011, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8), or

(5)          modify or affect in any manner adverse to the interests of the Holders of any Securities the terms and conditions of the obligations of the Guarantors pursuant to the Guarantees in respect of the due and punctual payment of the principal of the Securities (and premium, if any) and interest, if any, thereon or any sinking fund payments provided in respect thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of, Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Issuer and the Trustee as to any matter provided for in such supplemental indenture. If the Issuer and the Guarantors shall so determine, new Securities of any series so modified as to conform, in the opinion of ,the Trustee and the Issuer and the Guarantors, to any such supplemental indenture may be prepared and executed by the Issuer, the Guarantees of the Guarantors may be endorsed thereon and such Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Article Ten

COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

The Issuer covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in immediately available funds in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

The Issuer will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served.

The Guarantors will each maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon each Guarantor in respect of Securities of any series and this Indenture may be served.

The Issuer and the Guarantors will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer and the Guarantors each hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office, or agency.

SECTION 1003. Money for Securities Payments to be Held in Trust.

If the Issuer or any Guarantor shall at any time act as its own Paying Agent with respect to any series of Securities, it will (if, in the case of such Guarantor, required by its Guarantee), on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action of failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of or any premium of interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Issuer (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or any Guarantor, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer or any Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer or a Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or such Guarantor as trustee thereof, shall thereupon cease; provided, however, that the. Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 1004. Additional Amounts.

If the Securities of a series provide for the payment of additional amounts, the Issuer or any Guarantor, as the case may be, will agree that all payments of the principal of, interest and all other-amounts due on the Securities in accordance with their terms by the Issuer or in accordance with the Guarantee by the Company or in accordance with the Subsidiary Guarantees by the Subsidiary Guarantors will be made without deduction or withholding for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the jurisdiction of incorporation of the Issuer, the Company or the Subsidiary Guarantors, as the case may be (the “Taxing Jurisdictions”), or any authority thereof or therein having the power to tax unless the withholding or deduction of such taxes or duties is required by law. In that event, the Issuer, the Company or such Subsidiary Guarantor, as the case may be, will pay to the Holder of any Security such additional amounts as may be necessary in order that every net payment on such Security, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Security to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply if such Holder is liable for such taxes, duties, assessments or governmental charges in respect of such Security by reason of:

(a)          such Holder having some present or former connection with the Taxing Jurisdiction other than being a Holder of such Security;

(b)          the presentation by such Holder of such Security for payment in Ireland;

(c)          the presentation by such Holder of such Security, more than thirty (30) days after the date on which the payment in respect of such Security became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such amounts if it had presented such Security for payment on any day within such period of thirty (30) days;

(d)          any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge; or

(e)          any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of a Security to comply with a request of the Issuer, the Company or any Subsidiary Guarantor addressed to the Holder (a) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or-administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(f)           any combination of (a), (b), (c), (d) or (e).

Nor will additional amounts be paid with respect to any payment of the principal of, or any interest on, any Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the. Issuer’s jurisdiction or the Company’s jurisdiction, as the case may be, to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of such Security.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Issuer will furnish the Trustee and the Issuer’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series and the related Guarantees shall be made to Holders of Securities of that series without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series and the related Guarantees. If any such withholding may be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Issuer or the applicable Guarantor, as the case may be, will pay to the Trustee or such Paying Agent or Paying Agents the additional amounts required by this Section. The Issuer and the Guarantors, jointly and severally, covenant to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section.

SECTION 1005. Statement by Officers as to Default.

The Issuer and each Guarantor will so long as any of the Securities are outstanding deliver to the Trustee, within 180 days after the end of each fiscal year of the Issuer ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signer thereof the Issuer or any Guarantor, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer or any Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1006. Existence.

Subject to Article Eight, the Issuer and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Issuer and each Guarantor shall not be required to preserve any such right or franchise if its respective Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or such Guarantor, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1007. Maintenance of Properties.

The Issuer and each Guarantor will cause all properties used or useful in the conduct of its business or of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of_ the Issuer or any Guarantor, as the case may be, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Issuer or any Guarantor, as the case may be, from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Issuer or such Guarantor; as the case may be, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1008. Payment of Taxes and Other Claims.

The Issuer and each Guarantor will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied and imposed upon the Issuer, any Guarantor or any Subsidiary or upon the income, profits and property of the Issuer, any Guarantor or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer, a Guarantor or any Subsidiary; provided, however, that the Issuer or any such Guarantor or any such Subsidiary, as the case may be, shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1009. Limitations on Liens.

For so long as Securities remain Outstanding under this Indenture, the Company will not, and the Company will procure that no member of the Restricted Group will incur any Indebtedness which is secured with a Lien on any Principal Property unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with the Indebtedness such Lien is securing; except for:

(1)          Liens existing as of the date hereof;

(2)          Liens securing Indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary or at the time such corporation merges into or consolidates with a Restricted Subsidiary or at the time of sale, lease or other disposition of all or substantially all of the properties of such corporation to a Restricted Subsidiary; provided that (x) such -Indebtedness is outstanding on the date such corporation so becomes or merges into or consolidates with or disposes of such ‘properties to a Restricted Subsidiary (or such corporation is at such time contractually bound, in writing, to incur such Liens securing Indebtedness), (y) such Liens securing Indebtedness have not been (or are not being) incurred, extended or renewed in contemplation of such corporation so becoming or merging into or consolidating with or disposing of such properties to a Restricted Subsidiary and (z) such Liens securing Indebtedness shall not be permitted pursuant to this paragraph (2) to the extent that they are extended to any assets other than those assets of such corporation to which such Liens extended prior to such corporation becoming or merging into or consolidating with or disposing of such properties to a Restricted Subsidiary;

(3)          Liens on real or personal property acquired (whether directly or through the acquisition of stock of a corporation owning such property) or constructed after the date hereof (“After-Acquired Property”), or Liens on improvements to After-Acquired Property after the date hereof, which Liens are given to secure the payment of the purchase price or cost incurred in connection with such acquisition, construction or improvement including, without limitation, (x) a security interest granted to or title retention reserved by the seller of the property to secure the purchase price owing to the seller or (y) a security interest the proceeds of which were used to pay for the purchase, .construction or improvement of the property; provided that (i) such Liens shall be permitted (pursuant to this paragraph (3)) to the extent to which they shall attach to the assets acquired, constructed or improved, (ii) the Liens shall have been created or incurred not later than 270 days after the date of acquisition or the date of completion of the construction or improvements, as the case may be, and (iii) the amount secured by such Liens does not exceed the lesser of (x) the fair market value of the property so acquired, constructed or improved and (y) the purchase price of the property so acquired or the cost of the construction or improvements (including any financing or refinancing costs), as the case may be;

(4)          Liens in favor of any member of the Restricted Group;

(5)          Liens securing Indebtedness which was previously permitted to be secured pursuant to the foregoing provisions and which has been extended, renewed or replaced to the extent that (x) the outstanding principal amount of Indebtedness so secured is not increased, (y) such Liens apply to the same property which was theretofore subject thereto, and (z) no Default or Event of Default has occurred and is continuing.

In addition to the foregoing clauses (1) through (5), the Issuer or the Guarantors may create, incur or assume any Lien upon any of their respective property or assets in order to secure Indebtedness; provided that at the time of such creation, incurrence or assumption and after giving effect thereto (i) Indebtedness of the Restricted Group secured by Liens other than any Liens referred to in clauses (1) through (5) above and (ii) Attributable Debt with respect to all Sale and Leaseback Transactions does not exceed 15k of Consolidated Net Tangible Assets.

SECTION 1010. Limitations on Sales and Leasebacks.

For so long as Securities are Outstanding under this Indenture, the Company will not, and the Company will procure that no member of the Restricted Group will, enter into a Sale and Leaseback Transaction with respect to a Principal Property after the date hereof, except for Sale and Leaseback Transactions: (i) for the lease of property for a period not exceeding twelve months; (ii) with respect to which a member of the Restricted Group would be entitled to incur Indebtedness secured by a Lien on the property to be leased without equally and ratably securing the Securities as described in Section 1009; (iii) relating to certain real or personal property acquired, constructed or improved after the date hereof and which was entered into to finance such acquisition, construction or improvement; or (iv) in respect of which the proceeds are at least equal to the fair market value of the property sold and the proceeds are (a) invested in the capital assets of the Restricted Group, (b) used to repay Indebtedness of the Restricted Group or (c) used to defease certain obligations of such member of the Restricted Group as lessee under leases capitalized in accordance with generally accepted accounting principles; provided such obligations are defeased within 12 months of such member of the Restricted Group entering into such lease.

Notwithstanding the foregoing, the Issuer, the Company or any of the Restricted Subsidiaries may enter into Sale and Leaseback Transactions in addition to those permitted above, provided that at the time of entering into such transactions and after giving effect thereto, Attributable Debt with respect to all such transactions plus all Indebtedness secured by Liens pursuant to the final paragraph of Section 1009 above does not exceed 15% of Consolidated Net Tangible Assets.

SECTION 1011. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Issuer and each Guarantor may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(19), 901(2) or 901(6) for the benefit of the Holders of such series or in any of Sections 1004, 1009 or 1010 if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and each Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Article Eleven

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee.

The election of the Issuer to redeem any Securities shall be evidenced.by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Issuer of less than all the Securities of any series (including any such redemption affecting only a single Security), the Issuer shall, at least 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable of the tenor of the Securities to be redeemed. In the case of any redemption of the Securities (a) prior to the expiration of any restriction on such redemption provided in-the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Issuer which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

(1)          the Redemption Date,

(2)          the Redemption Price,

(3)          if less than all the Outstanding Securities of any series and of a specified tenor consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series and of a specified tenor consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4)          that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable that interest thereon will cease to accrue on and after said date,

(5)          the place or places where each such Security is to be surrendered for payment of the Redemption Price, and

(6)          that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at Issuer Request, by the Trustee in the name and at the expense of the ..Issuer and shall be irrevocable.

SECTION 1105. Deposit of Redemption Price.

On or prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer or any Guarantor is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on the date.

SECTION 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, instalments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 1108. Optional Redemption Due to Changes in Tax Treatment.

Each series of Securities may be redeemed at the option of the Issuer or the Company (or any Subsidiary which has assumed the Issuer’s obligations pursuant to Section 803 of this Indenture) in whole but not in part at any time (except in the case of Securities that have a variable rate of interest, which may be redeemed on any Interest Payment Date) at a redemption price equal to the principal amount thereof plus accrued interest to the date fixed for redemption (except in the case of Outstanding Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of such series of Securities) if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Issuer, the Company or any Subsidiary Guarantor (or, in the case of any Subsidiary which has assumed the Company’s obligations pursuant to Section 803 of this Indenture, such Subsidiary) is incorporated or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the date specified for such series pursuant to Section 301(7) (or in the case of an assumption of the Issuer’s obligations by any Subsidiary pursuant to Section 803, becomes effective after the date. of such assumption), (i) the Issuer, the Company or any Subsidiary Guarantor (or such Subsidiary) is or would be required on the next succeeding Interest Payment Date to pay additional amounts with respect to the Securities or (ii) the Company or any Subsidiary Guarantor is or would be required to deduct or withhold tax on any payment to the Issuer (or such Subsidiary) to enable the Issuer (or such Subsidiary) to make any payment of principal, premium, if any, or interest in respect of the Securities and the payment of such additional amounts in the case of (i) above, or such deduction or withholding in the case of (ii) above, cannot be avoided by the use of any reasonable measures available to the Issuer, the Company, the relevant Subsidiary Guarantor or such Subsidiary. Prior to the publication any notice of redemption of such Securities pursuant to this Indenture, the Issuer, the Company (or such Subsidiary or Subsidiary Guarantor) will deliver to the Trustee (i) an opinion of independent tax counsel of recognized standing in the relevant jurisdiction to the effect that the Issuer, the Company or the relevant Subsidiary Guarantor (or such Subsidiary) would be required to pay additional amounts on the next payment in respect of such Securities and (ii) an Officer’s Certificate to the effect that such obligation cannot be avoided by the Issuer, the Company or the relevant Subsidiary Guarantor (or such Subsidiary), as the case may be, taking reasonable measures available to it, and the Trustee shall be entitled to accept such opinion as sufficient evidence of the satisfaction of the condition precedent set out above in which event it shall be conclusive and binding on the Holders of such Securities.

Further, if pursuant to Section 801(3) of this Indenture, a Person has been or would be required to pay any additional amounts as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or any political subdivision thereof or therein) in which such Person may be incorporated or organised or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction is a party which change, execution or amendment becomes effective on or after the effective date of such consolidation, merger, conveyance, transfer or lease and such obligation cannot be avoided by the use of any reasonable measures available to such Person, each series of Securities may be redeemed at the option of such Person in whole, but not in part, at any time (except in the case of Securities that have a variable rate of interest, which may be redeemed on any Interest Payment Date), at a redemption price equal to the principal amount thereof plus accrued interest to the date fixed for redemption (except in the case of Outstanding Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of such series of Securities). Prior to the giving of notice of redemption of such Securities pursuant to this Indenture, such Person will deliver to the Trustee (i) an opinion of independent tax counsel of recognized standing in the relevant jurisdiction to the effect that the Issuer, the Company or the relevant Subsidiary Guarantor would be required to pay additional amounts on the next payment in respect of such Securities and (ii) an Officer’s Certificate to the effect that such obligation cannot be avoided by the Issuer, the Guarantor or the relevant Subsidiary Guarantor, as the case may be, taking reasonable measures available to it, and the Trustee shall be entitled to accept such opinion as sufficient evidence of the satisfaction of the condition precedent set out above in which event it shall be conclusive and binding on the Holders of such Securities.

Article Twelve

SINKING FUNDS

SECTION 1201. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.

The Issuer (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203. Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any Securities, the Issuer will deliver to the Trustee an Officer’s Certificate specifying the amounts of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and stating the basis for such credit and that such Securities have not previously been so credited and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

Article Thirteen
DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301. Option of Issuer and Guarantors to Effect Defeasance or Covenant Defeasance.

The Issuer or any Guarantor may elect, at its option at any time, to have Section 1302 or Section 1303 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 301 as being defeasible pursuant to such Section 1302 or 1303, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities.

SECTION 1302. Defeasance and Discharge.

Upon the exercise by either the Issuer or any Guarantor of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Issuer and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Defeasance”). For this. purpose, such Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuer and the Guarantors, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the obligations of the Issuer and the Guarantors with respect to such Securities under Sections 304, 305, 306, 1002 and 1003 and with respect to the payment of additional amounts, if any, on such Securities as contemplated by Section 1004 and with respect to the Trustee under Section 607, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Issuer or any Guarantor may exercise its option (if any) to have Section 1303 applied to such Securities.

SECTION 1303. Covenant Defeasance.

Upon exercise by either the Issuer or any Guarantor of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Issuer and the Guarantors shall be released from their obligations under Section 801(4), Sections 1006 through 1010, inclusive, and any covenants provided pursuant to Section 301(19), 901(2) or 901(6) for the benefit of the Holders of such Securities, and (2) the occurrence of any event-specified in Sections 501(4) (with respect to any of Section 801(4), Sections 1006 through 1010, inclusive, and any such covenants provided pursuant to Section 301(19), 901(2) or 901(6)) and 501(8) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Issuer and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth-in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other-provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1304. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1302 or Section 1303 to any Securities or any series of Securities, as the case may be:

(1)          The Issuer or a Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, (i) the principal of and any premium and interest on such Securities on the respective Stated Maturities or on any Redemption Date established pursuant to Clause (11) below and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) or trust company as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank or trust company for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2)          In the event of an election to have Section 1302 apply to any Securities or any series of Securities, as the case may be, the Issuer or the applicable Guarantor shall have delivered to the Trustee either (i) an Opinion of Counsel stating that (A) the Issuer or such Guarantor has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case 00 or (B) or (ii) a ruling has been received from or published by the United States Internal Revenue Service to the effect that the Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)          In the event of an election to have Section 1303 apply to any Securities or any series of Securities, as the case may be, the Issuer or Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)          The Issuer or applicable Guarantor shall have delivered to the Trustee an Officer’s Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5)          No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(6) and (7), at any time on or prior to the 90th day after the date of such deposit (or such later date as may be necessary to prevent such deposit being .deemed a voidable preference under the law of the jurisdiction of the Person making the deposit pursuant hereto) (it being understood that this condition shall not be deemed satisfied until after such 90th day or such later date).

(6)          Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(7)          Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer or any Guarantor is a party or by which it is bound.

(8)          Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(9)          The Issuer or the applicable Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

(10)          Notwithstanding any other provisions of this Section, such Defeasance or Covenant Defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 301.

(11)          If the Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

SECTION 1305. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306,the Trustee and any other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Issuer or any Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in -respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Issuer or the applicable Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant. to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of -Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer or the applicable Guarantor from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accounts expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

SECTION 1306. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Issuer and the Guarantors have been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to such Securities in accordance with this Article; provided, however, that if the Issuer or any Guarantor makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Issuer and such Guarantor shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

SMURFIT CAPITAL FUNDING PLC

	By:	/s/ [Signatory]
Director

Attest:
/s/ [Signatory]
Secretary
JEFFERSON SMURFIT GROUP PUBLIC LIMITED COMPANY

	By:	/s/ [Signatory]
Secretary

Attest:
/s/ [Signatory]
Director
SMURFIT INTERNATIONAL B.V.

	By:	/s/ [Signatory]
Managing Director
Attest:
/s/ [Signatory]
Rokin Corporate Services B.V.

PACKAGING INTERNATIONAL FINANCE

	By:	/s/ [Signatory]
Director

Attest:
/s/ [Signatory]
Director
CHEMICAL BANK

	By:	/s/ [Signatory]
Vice President

Attest:
/s/ [Signatory]
Senior Trust Officer

STATE OF NEW YORK )

) ss.:

COUNTY OF NEW YORK )

On the ___ day of November, 1995, before me personally came ____________, to me known, who, being by me duly sworn, did depose and say that he is ___________ of Packaging International Finance, an unlimited company described in and which executed the foregoing instrument; that it was executed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

STATE OF NEW YORK )

) ss.:

COUNTY OF NEW YORK )

On the 20 day of November, 1995, before me personally came W.B. DODGE, to me known, who, being by me duly sworn, did depose and say that he is VICE PRESIDENT of CHEMICAL BANK, one of the corporations described in and which executed the foregoing instrument; that it was executed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ [Notary]